                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549


                                   FORM 8-K
                 _____________________________________________

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       Date of  Report (Date of earliest event reported):  June 16, 1998


                                 US WATS, INC.
                                 -------------
            (Exact name of Registrant as Specified in its Charter)


                                    0-22944
                           (Commission File Number)


                 New York                                     22-3055962
                 --------                                     ----------
(State of Other Jurisdiction of Incorporation)    (IRS Employer Identification
                                                        Number)



                          111 Presidential Boulevard
                                   Suite 114
                        Bala Cynwyd, Pennsylvania 19004
                        -------------------------------
  (Address, including zip code, of Registrant's Principal Executive Offices)


                                (610) 660-0100
             (Registrant's telephone number, including area code)

Item 5.    Other Events.

As a result of the receipt of $2,034,125 for the exercise of stock options by two board members and the receipt of $1,439,638 in short-swing profits obtained by a major shareholder's violation of Section 16(b) of the Securities and Exchange Act of 1934 (see press release filed as exhibit 99.2 to this Form 8-
K), the Company is in compliance with the continued listing requirements of the Nasdaq SmallCap Market.

Item 7.    Financial Statements and Exhibits.

(a)  None.

(b) The following is a balance sheet and statement of operations of the Company as of April 30, 1998, which reflects the exercise of stock options and the receipt of proceeds turned into the Company as a result of short-swing profits from a shareholder, as stated in Item 5 above.


                                 US WATS, INC.
                                 BALANCE SHEET
                                (in thousands)
                                  (unaudited)

ASSETS                                              4/30/98
------                                              --------
Current Assets
      Cash and Cash Equivalents                     $  3,895
      Accounts Receivable, Net of Allowance            7,289
      Prepaid expenses and other                         232
                                                    --------
             Total Current Assets                     11,416
                                                    --------

Property, Equipment & Leaseholds
      Telecommunications equipment                  $  3,885
      Equipment                                        1,615
      Software                                           652
      Office furniture and fixtures                      156
      Leasehold improvements                              36
                                                    --------
                                                       6,344
Less accumulated depreciation and amortization         3,623
                                                    --------
          Total Property, Equipment & Leaseholds       2,721
                                                    --------
Other assets, principally deposits                       197
                                                    --------
           Total Assets                             $ 14,334
                                                    ========

Liabilities and Shareholders' Equity
------------------------------------

Current Liabilities
      Note payable                                  $    865
      Capital lease obligations, current portion         268
      Accounts payable                                 6,565
      Accrued commissions                                855
      Accrued expenses and other                         771
      State and Federal taxes payable                  1,172
                                                    --------

Total Current Liabilities                             10,496
                                                    --------
Long-Term Liabilities, Capital Lease                     296
Shareholders' Equity & Surplus                         3,542
                                                    --------
     Total Liabilities & Shareholders' Equity       $ 14,334
                                                    ========

                                 US WATS, INC.
                     CONSOLIDATED STATEMENT OF OPERATIONS
                                (in thousands)
                                  (unaudited)

                                                 Four Months Ended
                                                   April 30, 1998
                                                 -----------------
Revenue                                                    $15,624

Cost of sales                                               11,284
                                                            ------
Gross profit                                                 4,340

Selling, general and administrative expenses                 4,653
                                                            ------
Income (loss) from operations                                 (313)

Other income
     Interest income                                            24
     Interest expense                                          (79)
     Other income                                            1,440
                                                            ------
Income (loss) before income taxes                            1,072

Income taxes                                                    --
                                                            ------
Net income (loss)                                          $ 1,072
                                                            ======

(b) Exhibits

    99.2      US WATS, Inc. Press Release dated April 22, 1998


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

                                   SIGNATURE
                                   ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             US WATS, INC.



                                             By:
                                                --------------------------------
                                             Name:  Michael McAnulty
                                             Title:   Chief Financial Officer

Dated:   June 16, 1998

Exhibit 99.2



US WATS
--------------------------------------------------------------------------------
                                                     for immediate release
Contact:  Aaron Brown, Investor Relations
        610-660-0100


              US WATS, Inc. Receives $3.4 Million in New Capital;
                      Announces 1st Quarter 1998 Results

Bala Cynwyd, Pennsylvania (April 21, 1998) - US WATS, Inc. (NASDAQ: USWI) announced today the following First Quarter 1998 vs. First Quarter 1997 results:

                             Quarter Ended March 31,
                            --------------------------
                                1998          1997
                            -----------    -----------
Revenue                     $11,871,000    $13,507,000

     Net Loss               $  (398,000)   $  (129,000)

     Net Loss Per Share     $      (.02)   $      (.01)


Stephen Parker, President and Chief Executive Officer, said, "Revenues for each Quarter of 1997 were in the $13-14 million range except for the 2nd Quarter when the Company hit a high of $15.8 million due to a higher than usual carrier-to-retail mix of business. The Company now limits the amount of lower margin carrier business it accepts. Revenues for the 1st Quarter of 1998 vs. 1997 were down $1,636,000 or 12% while losses, including non-operating losses, increased to $269,000. However, operating losses have now significantly slowed as we continue to get our costs under control.

"The Board decided that the Company needed a stronger balance sheet while pursuing strategic alliances and growth initiatives. Consequently, Aaron Brown, Chairman, and I have recently exercised over $2 million worth of options. Also, Gold & Appel Transfer, S.A., the Company which as previously reported, allegedly violated Section 16(b) of the Securities Exchange Act of 1934, has upon demand, turned over approximately $1.4 million in short-swing profits. Thus, as of today, the Company goes forward with an additional $3.4 million in cash and its strongest balance sheet in its history. These funds come without any outside financing and no additional dilution to our shareholders and will support an aggressive, regionally focused expansion program.

"From October 1997 through March 1998, the Company was constrained in several respects by a Definitive Merger Agreement which terminated in March.
Significant sales and operating initiatives were delayed during this period. Given the cash infusion described above, the Company now intends to proceed with those initiatives, which include a highly aggressive agent recruitment program in all our on-net markets, more aggressive pricing to our agents, and new switching facilities, which will allow us to expand more rapidly, and to better support our entry into local service for our business customers. The Company is scheduled to enter the lucrative business of providing local service and packaging it with its full array of services in the third quarter including internet services. Our ownership interest in NetReach, a regional Internet access provider, enables us to offer businesses a full range of Internet services. We anticipate that a significant number of our current business customers will select us as their local carrier and we anticipate substantial additional revenues as a result. We expect that revenues will increase to previous levels and beyond in the near term."

This release contains forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to documents filed by US WATS with the U.S. Securities and Exchange Commission, specifically the most recent Form 10-K.

US WATS' most recent news releases and quarterly summary reports are available via facsimile by calling "Company News On-Call" at 800-758-5804, extension number 926713. This electronic, menu-driven system of PR NEWSWIRE, allows callers to receive, at no charge, specific "USWI" news releases and quarterly reports within minutes of request.


________________________________________________________________________________
    111 Presidential Boulevard, Suite 114, Bala Cynwyd, Pennsylvania 19004
                telephone - 610/660-0100 -- fax - 610/660-0335